                                                              Exhibit 10.17


                          SECOND AMENDMENT TO OFFICE LEASE


     This Second Amendment to Office Lease is entered into between Matco Enterprises, Inc., a Washington Corporation, hereinafter referred to as "Landlord" and qad. inc, a California Corporation hereinafter referred as to "Tenant".

     This Second Amendment To Office Lease is made in reference to the following facts:

     A. Landlord and Tenant entered into an Office Lease, dated November 30, 1992, for Suites I,K and L located at 5464 Carpinteria Avenue, Carpinteria, California, hereinafter "Office Lease".

     B. Landlord and Tenant entered into a First Amendment To Office Lease dated September 9, 1993 whereby Landlord leased Suite C and H to Tenant on the terms and conditions of the First Amendment To Office Lease.

     C. Tenant desires to exercise its right to expand to Suite J provided for in the Office Lease on the terms and conditions of this Second Amendment to Office Lease.

     IT IS AGREED:

     1.  ADDITIONAL LEASED PREMISES.

     The Additional Leased Premises hereunder is Suite J located at 5464 Carpinteria Avenue, in the City of Carpinteria, County of Santa Barbara, State of California, and identified on the floor plan attached hereto as Exhibit "A". Said Additional Leased Premises contain 10,493 net rentable square feet in Suite J. The reference to the term Premises in the Office Lease shall also apply to the Additional Leased Premises as used in this First Amendment To Office Lease. Landlord acknowledges having waived its right to exclude Suites 223 and 224 of Suite J from the expansion by Tenant under the terms of Paragraph 13(c) of the Office Lease.


                                       1.

     2.  TERM OF LEASE.

     The term of this Lease as to Suite J shall commence one (1) day after notification that the improvements required for the Additional Leased Premises, Suite J, have been substantially completed and shall terminate with the termination of the Office Lease.

     3.  RENT.

     (a) Tenant shall pay to Landlord, as minimum monthly rent without deduction, set off, prior notice or demand, the sum of $13,116.25 ($1.25/per square foot x 10,493 of net rentable square footage for Suite J) together with an additional amount due to the annual cost of living adjustment on January 1, 1994. The rent provided for herein shall be paid in advance on the first day of each month commencing on date of commencement of the term of the Lease for the Additional Leased Premises and continuing during the term of the original Office Lease, which rent shall be in addition to rent provided for in the Office Lease, and the First Amendment to Office Lease. Minimum monthly rent for any partial month, including the first month and last month of the lease as to Suite J shall be prorated at the rate of 1/30th of the minimum monthly rent per day.

     (b) The minimum monthly rent shall be subject to adjustments as provided for in Paragraph 5(b) of the Office Lease.

     4.  SECURITY DEPOSIT.

     Simultaneously with the execution of the Second Amendment To Office Lease, Tenant shall deposit with the Landlord $31,583.93 which includes the sum of $13,116.25 representing the first month's rent, $13,116.25 representing the additional security deposit for the Additional Leased Premises and the sum of $5,351.43 representing the payment towards the first month's operating costs and real property taxes.


                                       2.

     5.  PROPERTY TAXES AND OPERATING COSTS.

     Tenant shall pay monthly to Landlord as additional rent its proportionate share of property taxes, and operating costs which shall be computed in the manner provided for the Paragraphs 8, 9, and 10 of the Office Lease taking into account the additional net rentable square footage occupied by the Tenant in the Additional Leased Premises.

     6.  TENANT IMPROVEMENTS.

     Tenant improvements for the Additional Leased Premises, Suite J, shall be completed according to the following terms and conditions:

     (a) It is acknowledged by Landlord and Tenant that Tenant gave notice to Landlord of exercising its right to expand into Suite J on or about November 9, 1994.

     (b) Within thirty (30) days of Tenant's notice, Tenant shall provide Landlord with plans and specifications for the tenant improvements for Suite
J. Provided Tenant has timely delivered to Landlord its plans and specifications for the tenant improvements for Suite J, Landlord shall have a maximum of one hundred forty (140) days from Tenant's notice of exercising its right to expand into Suite J to construct the tenant improvements in accordance with the plans and specifications provided by Tenant. Landlord shall deliver possession of the Additional Leased Premises to Tenant for occupancy promptly and will use every reasonably effort to deliver possession as soon as possible.

     (c) Landlord shall bear the cost of such tenant improvements up to an amount equal to $15/per square foot of net rentable space of Suite J of 10,493 square feet for a total tenant improvement allowance of $157,395.00. The cost of tenant improvements in excess of $157,395.00 shall be borne by Tenant and shall be paid upon substantial completion of the tenant improvements. The cost of the tenant improvements shall include all "hard" and "soft" cost associated with the construction of the tenant improvements as those terms are defined in Paragraph 1(b) of the Office Lease.


                                       3.

Landlord shall complete the tenant improvements in a good and workmanlike manner.

     7.  ADDITIONAL TERMS.

     Except where inconsistent with this Second Amendment To Office Lease, the terms and conditions of the Office Lease shall apply equally to the Additional Leased Premises, Suite J, as to Suites I, L, K, C and H.

     IN WITNESS WHEREOF, the parties have executed this Second Amendment To Office Lease on January 14th, 1994.


LANDLORD:                              MATCO ENTERPRISES, INC., a
                                       Washington Corporation


                                       By: /s/ Meriko Tamaki
                                          ----------------------------------
                                          MERIKO TAMAKI, formerly known as
                                          Meriko Tamaki Wong, President


TENANT:                                qad. inc.

                                       By: /s/ Pam Lopker 1/11/94
                                          ----------------------------------
                                          PAM LOPKER, President

                                       By: /s/ Karl Lopker 1/11/94
                                          ----------------------------------
                                          KARL LOPKER, Vice-President

APPROVED AS TO FORM AND CONTENT:

THE WILLIAM HERBERT COMPANY

By: /s/ William Pintard
   ----------------------------
   WILLIAM PINTARD




                                       4.

                                   Exhibit A

                                                                FLOOR PLAN

















                                                Suite J is leased premises.